Exhibit 10.12

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement (this “Agreement”) is made as of January ___, 2023 (the “Effective Date”), by and between T1V, Inc., a Delaware corporation (the “Company”) and Ross Annable (the “Lender”).

WHEREAS, the Company has issued to the Lender (i) a Promissory Note, dated as of October 28, 2015, in original principal amount of $100,000.00 (the “2015 Note”), and (ii) a Promissory Note, dated as of November 12, 2021, in original principal amount of $200,000.00 (the “2021 Note” and together with the 2015 Note, the “Notes”);

WHEREAS, the Company is contemplating an initial underwritten public offering (the “IPO”) of up to $16.5 million in units consisting of (i) one share of Class A Common Stock of the Company, $0.001 par value per share (the “Class A Common Stock”), and (ii) a five-year warrant exercisable for one share of Class A Common Stock; and

WHEREAS, the Lender and the Company desire to convert $200,000.00 of the outstanding principal and accrued interest under the Notes (the “Convertible Loan Balance”) into Class A Common Stock, at a conversion price equal to the public offering price for the Class A Common Stock in the IPO (such conversion, the “Conversion”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions herein contained, the parties hereto hereby agree as follows:

1. Conversion of Loan Balance. Effective as of immediately prior to the closing of the IPO (the “Effective Time”), the Lender hereby agrees that the Convertible Loan Balance shall be converted, without any further action of the parties, into a number of shares of Class A Common Stock equal to: (a) the Convertible Loan Balance, divided by (b) the public offering price for the Class A Common Stock in the IPO (the “Conversion Shares”).

2. Cancellation of Debt. The Company and the Lender agree that, in connection with the conversion of the Convertible Loan Balance as set forth in Section 1 above, as of the Effective Time, the Convertible Loan Balance shall be applied as a payment against the outstanding principal and accrued interest under the Notes such that (a) the 2015 Note shall be satisfied in full, cancelled and of no further force and effect, and (b) the outstanding principal and accrued interest under the 2021 Note shall be reduced by the amount by which the Convertible Loan Balance exceeds the outstanding principal and accrued interest under the 2015 Note as of the Effective Time (to be applied first to accrued interest and then to principal). Effective upon the conversion, the Company shall issue to the Lender a replacement promissory note reflecting the amount of principal and accrued interest outstanding under the 2021 Note following the Conversion and any preexisting promissory notes or other debt instruments evidencing such debt are hereby terminated.

3. Conversion Fee. In consideration of the Conversion, if the average VWAP for the Class A Common Stock for the six month period ended on the six month anniversary of the Effective Time is less than the public offering price for the Class A Common in the IPO, within five (5) days following the six month anniversary of the Effective Time, the Company shall pay to the Lender an additional amount equal to $17,647.00 (the “Conversion Fee”). For the avoidance of doubt, if the closing of the IPO does not occur, the Conversion Fee shall not be payable by the Company to the Lender. For the purposes of this Section 3, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a “national securities exchange,” the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the trading market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Class A Common Stock is then quoted on the OTCQB or OTCQX, the volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported.

4. Warrant. In consideration of the Conversion, within five (5) days following the Effective Time, the Company shall issue to the Lender a warrant, substantially in the form attached hereto as Exhibit A (the “Warrant”), to purchase a number of shares of Class A Common Stock equal to 10% of the Conversion Shares. For the avoidance of doubt, if the Closing of the IPO does not occur, the Warrants will not be issuable by the Company to the Lender.

5. Representations and Warranties of the Lender. The Lender represents and warrants to the Company as of the Effective Date and as of the Effective Time that: (a) this Agreement constitutes Lender’s valid and legally binding obligation, enforceable in accordance with its terms; (b) the Conversion Shares and the Warrant (collectively, the “Securities”) will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same; (c) the Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities; (d) the Lender is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities; (e) the Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”); and (f) the Lender understands that the Securities are characterized as a “restricted security” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.

6. Representations and Warranties of the Company. The Company represents and warrants to the Lender as of Effective Date and as of the Effective Time that: (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (b) all corporate action on the part of the Company necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Securities pursuant hereto has been taken; and (c) this Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

7. Amendments of Notes. Effective as of the Effective Date:

(a) Section 1 of the 2015 Note is hereby amended and restated in its entirety as follows:

“1. Repayment. The outstanding principal under this Note shall be due and payable in full on June 30, 2023. The Company may prepay this Note in whole or in part at any time.”

(b) The second sentence of the first paragraph of the 2021 Note is hereby amended and restated in its entirety as follows:

“All unpaid principal, together with any accrued and unpaid interest and other amounts payable hereunder, shall be due and payable by the Company on demand by the Holder at any time after the earlier of (i) June 30, 2023, and (ii) the IPO (the “Maturity Date”).”

8. Amendment of Warrant. Effective as of the Effective Date, the Amended and Restated Warrant to Purchase Shares of Series B Preferred Stock, dated October 28, 2019, issued by the Company to Lender is hereby amended and restated in its entirety as attached hereto as Exhibit B.

9. Miscellaneous. This Agreement, together with the other documents referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Lender. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to the conflicts of law provisions thereof). This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. At any time and from time to time after the date hereof, each of the undersigned shall execute and deliver such other instruments and take such action as the Company may reasonably determine is necessary to carry out the purpose and intent of this Agreement.

[Signature Page Follows]

In witness whereof, the Company and the Lender have entered into this Note Conversion Agreement on the Effective Date.

COMPANY:

T1V, Inc.

By:
Name:	Michael Feldman
Title:	CEO

IN WITNESS WHEREOF, the Company and the Lender have entered into this Note Conversion Agreement on the Effective Date.

LENDER:

Ross Annable

Exhibit A

Form of Warrant

A-1

Exhibit B

Amended and Restated Warrant

B-1